UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Basis of Presentation

The following presents our unaudited pro forma financial information for the years ended June 30, 2008 and 2007. The pro forma statements of operations for the years ended June 30, 2008 and 2007 give effect to the sale of approximately $29.8 million of the Loan Portfolio, as if the sale had occurred at July 1, 2006. The net proceeds are to be used to repay outstanding bank debt, for operations and for working capital.  The unaudited pro forma balance sheet as of June 30, 2008 has been prepared as if the sale of the Loan Portfolio and the application of the net proceeds had occurred on that date. The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.  You should read the information set forth below together with the Company’s consolidated financial statements as of June 30, 2008 and 2007 and for each of the years then ended, including the notes thereto, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, which is incorporated by reference in this Form 8-K/A.

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2008 (UNAUDITED)

ASSETS

	Historical June 30, 2008	Pro Forma Adjustment		June 30, 2008 Pro Forma Total

Assets

Investments at fair value:
Non-controlled/non-affiliated investments	$ 56,782,716	$(29,870,342)	(a)	$ 26,912,374
Non-controlled affiliated investments	1,424,264	-		1,424,264
Controlled affiliated investments	1,391,307	-		1,391,307

Net investments at fair value	59,598,287	(29,870,342)		29,727,945

Cash and cash equivalents	665,893	1,774,645	(a)(b)	2,440,538
Accrued interest receivable	602,956	-		602,956
Assets acquired in satisfaction of loans	38,250	-		38,250
Furniture, equipment and leasehold improvements, net	156,125	-		156,125
Deferred loan costs, net	186,760	-		186,760
Prepaid expenses and other assets	733,197	(183,019)	(h)	550,178

Total assets	$ 61,981,468	$ (28,278,716)		$ 33,702,752

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEETS (Continued)
AS OF JUNE 30, 2008 (UNAUDITED)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Historical June 30, 2008	Pro Forma Adjustment		June 30, 2008 Pro Forma Total

LIABILITIES
Debentures payable to SBA	$ 12,000,000	$ -		$ 12,000,000
Notes payable, banks	28,095,697	(28,095,697)	(b)	-
Notes payable, related party	100,000	-		100,000
Accrued expenses and other liabilities	640,576	-		640,576
Accrued interest payable	262,528	-		262,528
Dividends payable	84,375	-		84,375

TOTAL LIABILITIES	41,183,176	(28,095,697)		13,087,479

STOCKHOLDERS’ EQUITY
Preferred stock 9,500,000 shares authorized, none issued or outstanding
9 3/8% cumulative participating callable preferred stock $0.01 par value, $12.00 face value, 500,000 shares authorized; 300,000 shares issued and outstanding	3,600,000	-		3,600,000
Common stock, $0.0001 par value; 45,000,000 shares authorized; 3,405,583 shares issued and 3,395,583 shares outstanding	341	-		341
Deferred compensation	(40,921)	-		(40,921)
Stock options outstanding	141,668	-		141,668
Additional paid-in capital	21,139,504	-		21,139,504
Losses and distributions in excess of earnings	(2,895,992)	(183,019)	(c)	(3,079,011)
Net unrealized depreciation	(1,076,308)	-		(1,076,308)

	20,868,292	(183,019)		20,685,273
Less: Treasury stock, at cost, 10,000 shares of common stock	(70,000)	-		(70,000)

Total stockholders’ equity	20,798,292	(183,019)		20,615,273

Total liabilities and stockholders’ equity	$ 61,981,468	$ (28,278,716)		$ 33,702,752

Net asset value per common share	$ 5.06	$ (0.05)		$ 5.01

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2008 (UNAUDITED)

	Historical June 30, 2008	Pro Forma Adjustment		June 30, 2008 Pro Forma Total

Investment income:
Interest on loans receivable:
Non-controlled/non-affiliated investments	$ 5,663,970	$ (2,848,977)	(d)	$ 2,814,993
Non-controlled affiliated investments	21,002	-		21,002
Controlled affiliated investments	234,652	-		234,652
	5,919,624	(2,848,977)		3,070,647
Fees and other income	340,653	-		340,653
Leasing income	-	-		-

Total investment income	6,260,277	(2,848,977)		3,411,300

Operating expenses:
Interest	2,357,504	(1,702,574)	(e)	654,930
Salaries and employee benefits	1,872,228	-		1,872,228
Occupancy costs	268,502			268,502
Professional fees	786,021	(139,411)	(f)	646,610
Other administrative expenses	1,022,542	(508,203)	(f)	514,339
Loss and impairments on assets acquired in satisfaction of loans, net	-	-		-

Total operating expenses	6,306,797	(2,350,188)		3,956,609

Net investment loss	(46,520)	(498,789)		(545,309)

Net realized gains (losses) on investments:
Non-controlled/non-affiliated investments	(349,612)	-		(349,612)
Non-controlled affiliated investments	-	-		-
Controlled affiliated investments	555,041	-		555,041

	205,429	-		205,429
Net unrealized appreciation (depreciation) on investments	(696,480)	(261,017)	(g)	(957,497)

Net realized/unrealized gains (losses) on investments	(491,051)	(261,017)		(752,068)

Net increase (decrease) in net assets from operations	(537,571)	(759,806)		(1,297,377)

Distributions to preferred shareholders	(337,500)	-		(337,500)

Net decrease in net assets from operations available to common shareholders	$ (875,071)	$ (759,806)		$ (1,634,877)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	3,394,981	3,394,981		3,394,981

Net Decrease in Net Assets from Operations Per Common Share:
Basic and diluted	$(0.26)	$(0.22)		$(0.48)

AMERITRANS CAPITAL CORPORATION AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JUNE 30, 2007 (UNAUDITED)

	Historical June 30, 2007	Pro Forma Adjustment		June 30, 2007 Pro Forma Total
Investment income:
Interest on loans receivable:
Non-controlled/non-affiliated investments	$ 4,960,257	$ (2,886,283)	(d)	$ 2,073,974
Non-controlled affiliated investments	116,675	-		116,675
Controlled affiliated investments	141,238	-		141,238
	5,218,170	(2,886,283)		2,331,887
Fees and other income	582,117	-		582,117
Leasing income	76,383	-		76,383

Total investment income	5,876,670	(2,886,283)		2,990,387

Operating expenses:
Interest	2,117,675	(1,678,992)	(e)	438,683
Salaries and employee benefits	1,773,167	-		1,773,167
Occupancy costs	232,195			232,195
Professional fees	825,023	(152,555)	(f)	672,468
Other administrative expenses	1,032,091	(699,036)	(f)	333,055
Loss and impairments on assets acquired in satisfaction of loans, net	54,339	-		54,339

Total operating expenses	6,034,490	(2,530,583)		3,503,907

Net investment income (loss)	(157,820)	(355,700)		(513,520)

Net realized gains (losses) on investments:
Non-controlled/non-affiliated investments	456,402	-		456,402
Non-controlled affiliated investments	(145,307)	-		(145,307)
Controlled affiliated investments	-	-		-

	311,095	-		311,095
Net unrealized appreciation (depreciation) on investments	45,797	-		45,797

Net realized/unrealized gains (losses) on investments	356,892	-		356,892

Net increase (decrease) in net assets from operations	199,072	(355,700)		(156,628)
Distributions to preferred shareholders	(337,500)	-		(337,500)

Net decrease in net assets from operations available to common shareholders	$ (138,428)	$ (355,700)		$ (494,128)

Weighted Average Number of Common Shares Outstanding:
Basic and diluted	3,391,208	3,391,208		3,391,208

Net Decrease in Net Assets from Operations Per Common Share:
Basic and diluted	$(0.04)	$(0.10)		$(0.14)

The adjustments to the unaudited pro forma financial statements are as follows:

(a)

This gives effect to the cash sale of the Company’s existing Medallion Loans as if the sale took place on June 30, 2008.  Between June 30, 2008 and the actual sale of the Medallion Loans, the portfolio experienced a net decrease in total size due to maturities of existing loans that exceeded the volume of new loans written.  The Company sold substantially all of its Medallion Loans on October 29, 2008.

(b)

Giving effect for the use of proceeds from the loans receivable sale and to payoff the Company’s outstanding bank debt.

(c)

Estimated loss on sale of portfolio, as if the sale had taken place on June 30, 2008.

(d)

This represents the estimated income generated from the Medallion Loans over the respective periods.

(e)

Reduction in interest expense is due to the assumption that there is no bank debt outstanding for the respective periods. Note that based on the Loan Sale assumptions referenced above, the Company would have carried significant cash balances, for which, no interest or other income has been imputed from this pro forma available cash balance.

(f)

Expenses have been reduced by (i) 100%, with respect to expenses that could be reasonably attributed directly to the Medallion Loans, and (ii) approximately 50.3% of certain expenses that could be reasonably expected to be reduced based on the reduction of incidental overhead associated with the Medallion Loans.  Note that occupancy costs and salaries have not been reduced due to existing contractual obligations that would remain in effect during the pro forma period.

(g)

This represents the net unrealized gains reported on Medallion Loans during the period.

(h)

Reclassification of expenses related to the sale of Medallion Loans.